EXHIBIT 99.501

Protecting Yourself in the Congestion Market Adjustment Bids

Agenda What are adjustment bids Valid adjustment bid structure Submitting adjustment bids in the PX Implications of not submitting adjustment bid Do's and don'ts of adjustment bids

Purpose To ensure an understanding of how to enter Adjustment Bids in the PX TA. To provide an understanding of how the ISO manipulates and uses the bids in its auctions. To learn how to protect yourself from high zonal prices and to benefit from the Adjustment Bid Market.

Adjustment Bids Used by the ISO only to manage congestion Does not re-open PX Day-Ahead energy market Shows a supply resource's willingness to Sell more energy if price rises above MCP Sell less energy if price falls below MCP Shows a demand resource's willingness to buy less energy if price rises above MCP ISO doesn't allow incremental demand Adj. Bids

Adjustment Bids Submitted at the same time as AS bids and the IPS. Up to 11 (price, quantity) pairs can be used. Energy quantities in the adjustment bid are effective (net of losses at load center). Curve is a step function; not linear piece-wise. The MCP/IPS point must fall on the bid curve.

Supply Adjustment Bids IPS Non Valid Bid Valid Decremental Bid Non Valid Bid Valid Incremental Bid MCP

Supply Adjustment Bids IPS MCP

Supply Adjustment Bids IPS MCP ? Invalid Bid (Segment of curve enters into invalid quadrant.)

Adjustment Bids IPS MCP ONLY Valid Quadrant for Demand Side Adj. Bids Invalid Invalid Invalid

Demand Adjustment Bids IPS MCP

Adjustment Bids

Adjustment Bids

Adjustment Bids If you don't submit an adj. bid for a supply resource, you are indicating that you will supply the IPS at whatever price prevails (including negative prices). If you don't submit an adjustment bid for a demand resource, you are indicating that you will buy the IPS energy at whatever price prevails (including prices > $100).

Adjustment Bids The Key to Protecting Yourself in the Congestion Market Neglecting to submit adjustment bids may cost your company more than $100/MW. Without Adjustment bids, suppliers may be forced to pay to deliver energy. Demand resources may be forced to pay high fees to receive energy if they do not submit adjustment bids.

Adjustment Bids The Key to Protecting Yourself in the Congestion Market The congestion market should be viewed as an opportunity to increase your margins. Supply side adjustment bids allow you to: indicate your willingness to supply more energy if the MCP goes up indicate your willingness to supply less energy if the MCP goes down Demand side adjustment bids allow you to: indicate your desire to purchase less energy if the MCP goes up

Do: Submit a decremental adjustment bid. Submit incremental adjustment bids to allow you to take advantage of higher priced demand for your energy. Don't: Expose yourself to negative prices for energy by not submitting a decremental energy bid. Submit incremental adjustment bids less than your Pmax. The ISO may adjust your unit above the maximum quantity offered on your incremental adjustment bid. Supply Side Do's & Don'ts

If you do not put in an adjustment bid, you are effectively saying that you are willing to pay infinity to deliver that energy. Infinity is capped at a penalty fee (currently $100 per zone). Without an adjustment bid, suppliers may be forced to pay more than $100 to deliver energy. Supply Side Do's & Don'ts

Incremental adjustment bids allow suppliers to indicate their willingness to increase their output if the MCP goes up. The ISO may adjust a unit to Pmax, even if the supplier did not offer an adjustment bid all the way up to Pmax. Supplier will be paid the highest point on their adjustment bid when the ISO moves beyond their last incremental bid point. Supply Side Do's & Don'ts

Do: Submit a decremental adjustment bid. Don't: Expose yourself to extremely high congestion charges. Demand Side Do's & Don'ts

If you do not put in an adjustment bid, you are effectively saying that you are willing to pay infinity (capped at $100). Without decremental bids, the demands may be charged more than $100 to receive energy. Energy that is decremented Day-Ahead may be replaced in the real-time market. The ISO does not accept incremental demand adjustment bids. Demand Side Do's & Don'ts

Participation in the adjustment bid market is as important as your participation in the energy auction. When there is congestion, the adjustment bids will set the MCP and energy quantities that you trade. Without adjustment bids you are exposed to penalty charges set by the ISO. Conclusion